Exhibit 99.1
General Steel to Test Run New Equipment

BEIJING, Jan. 31, 2011 -- General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), one of China’s leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced that it will test run two newly constructed 1,280 cubic meter blast furnaces, two 120 metric ton converters and one 400 square meter sintering machine at its Longmen Joint Venture. General Steel will have the opportunity to sell and collect revenue from the crude steel produced during the test run of the new equipment.

At their designed efficiency levels, the new equipment has the potential to increase production capacity for the Company by three million metric tons of crude steel per year.

“We’re pleased to bring the new state-of-the-art equipment online, as it marks a milestone for us in terms of the expansion of our production capacity,” stated General Steel Chairman and CEO Henry Yu. “We have successfully transitioned to new state-of-the-art equipment which meets governmental industry standards. The new equipment will reduce our costs and improve our profitability, and the increased production capacity will place us in an advantageous position as we strive to meet the increasing demand for our steel products in China’s Western regions.”

The construction of the new equipment was funded by the Shaanxi Iron and Steel Group (“Shaanxi Group”). General Steel is currently in negotiations with Shaanxi Group to enter into a lease agreement whereby General Steel will lease the new equipment. During this test run period, General Steel will be able to use the equipment to produce and deliver products to its customers. It is anticipated that this test run period will continue until a lease agreement between Shaanxi Group and General Steel is finalized.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons of aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For investor and media inquiries, please contact:

In China:

Jenny Wang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jenny.wang@gshi-steel.com

Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: gsi@ogilvy.com

In the United States:

Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: gsi@ogilvy.com